EXHIBIT 99.3



August 2, 2002


Iroquois Gas Transmission System, L.P.
One Corporate Drive
Suite 600
Shelton, CT 06484

Ladies and Gentlemen:

Subject:  Iroquois Gas Transmission System, L.P.
          $170,000,000 ___% Senior Notes Due 2027


This letter is furnished relating to the offering by Iroquois Gas Transmission System, L.P. ("Iroquois") of $170,000,000 principal amount of ____% Senior Notes due 2027 (the "Notes"), as more fully described in the Preliminary Offering Memorandum dated August 1, 2002 and prepared in connection with the sale of the Notes.

R. W. Beck, Inc. ("Beck") was retained by Iroquois and          to act as the
Independent Engineer and it has prepared an Independent Engineer's Report dated July 31, 2002 (the "Report") included as Exhibit A to the Preliminary Offering Memorandum. Consent is given to the inclusion of the Report as an exhibit to a report on Form 8-K filed on August 2, 2002 with the Securities and Exchange Commission by Iroquois. Changed conditions occurring or becoming known after such date could affect the information presented to the extent of such changes.

This letter is provided solely for the information of, and to provide assistance to, Iroquois in its furnishing of the aforementioned report on Form 8-K and is not to be used with respect to subsequent filings with the U.S. Securities and Exchange Commission. This letter is not to be used, circulated, quoted, or otherwise referred to within or without Iroquois for any purpose other than as specified herein in connection with the aforementioned report on Form 8-K, including, but not limited to, the purchase or sale of the Notes, nor is this letter to be referred to in whole or in part in the Preliminary Offering Memorandum or any other document.


Very truly yours,

R. W. BECK, INC.


/s/ Kenneth V. Marino
Kenneth V. Marino
Principal